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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001:

     Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the Stock Option Plan for Non-Employee Directors (Form S-8 No. 333 - 49976)

     Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 1998 Stock Option Plan (Form S-8 No. 333 - 58305)

     Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan (Form S-8 No. 033 - 64187)

     Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company 1988 Incentive Equity Plan (Form S-8 No. 033 - 25210)

     Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for the 1995 Lincoln Stock Purchase Plan (Form S-8 No. 033 - 64189)


                              /s/ ERNST & YOUNG LLP


Cleveland, Ohio
February 11, 2002



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